Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS RECEIPT OF
NONCOMPLIANCE NOTICE FROM NASDAQ

PROVO, UTAH, December 1, 2005 — Nature’s Sunshine Products Inc. (“the Company”) (NASDAQ:NATRE) announced today that, on November 28, 2005, it received notice from The Nasdaq Stock Market that, because the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which was filed on November 22, 2005, included unaudited consolidated financial statements for the three and nine month periods ended September 30, 2005 for which the Company’s independent auditor had not completed its review, the Company is not in compliance with Marketplace Rule 4310(c)(14).  As was previously disclosed, on November 16, 2005, The Nasdaq Stock Market notified the Company that it was not in compliance with Marketplace Rule 4310(c)(14) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.  In accordance with the procedures of The Nasdaq Stock Market, the Company has requested a hearing before the Nasdaq Listing Qualifications Panel to appeal its possible delisting because of its noncompliance with Marketplace Rule 4310(c)(14).  The Company’s appeal to the Panel automatically stayed the delisting of its common stock pending the Panel’s review and determination.  There can be no assurance that the Panel will grant the Company’s request for continued listing, and, until a determination is made, the symbol “E” has been added to the Company’s trading symbol.

The Company previously reported that it is currently reviewing selected financial information with respect to certain of its foreign operations and, therefore, the Company’s independent auditor has not completed its review of the Company’s financial statements for the three and nine month periods ended September 30, 2005.  The Company believes that the unaudited consolidated financial statements contained in the 10-Q filed on November 22, 2005 are a fair presentation of the Company’s financial position as of September 30, 2005.  Upon the completion of the Company’s review and the review by the Company’s independent auditor of the selected financial information with respect to certain of its foreign operations, the Company intends to file an amendment to the 10-Q to reflect the review of the Company’s independent auditor and will reflect material changes, if any, resulting from such reviews.

About Nature’s Sunshine

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom and Ireland, Colombia, Brazil, Thailand, Israel, Singapore and Taiwan.  The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, Norway, and the Russian Federation.

Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product line growth, together with other statements that are not historical facts, are “forward-looking statements” as that term is defined under Federal Securities Laws.  “Forward-looking statements” are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from those set forth in such statements.  Such risks, uncertainties, and factors include, but are not limited to, foreign business risks, industry cyclicality, fluctuations in customer demand and order pattern, changes in pricing and general economic conditions, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact:
	Craig D. Huff	Steven S. Anreder
	Chief Financial Officer	Anreder & Co.
	Nature’s Sunshine Products, Inc.	10 East 40th Street, Suite1308
	Provo, Utah 84605-9005	New York, NY 10016
	(801) 342-4370	(212) 532-3232

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